EXHIBIT 99.2

AVID MEDICAL, INC.

Consolidated Financial Statements

June 30, 2010

AVID MEDICAL, INC.

Consolidated Balance Sheet (Unaudited)

(In thousands, except share and per share amounts)

Assets	June 30, 2010
Current assets:
Cash	$108
Accounts receivable, less allowance for doubtful accounts of $228	9,701
Inventories	9,812
Deferred tax assets	844
Receivables from related parties	686
Other current assets	880

Total current assets	22,031

Property and equipment, less accumulated depreciation of $7,042	20,289
Goodwill	882
Other assets, net	114

Total assets	$43,316

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$2,646
Accounts payable and accrued expenses	11,409

Total current liabilities	14,055
Long-term debt, excluding current installments	12,655
Interest rate swap	1,448
Deferred tax liabilities	53

Total liabilities	28,211

Stockholders’ equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; issued and outstanding 4,895,688 at June 30, 2010	5
Common stock, $0.001 par value. Authorized 25,000,000 shares; issued and outstanding 4,105,002 at June 30, 2010	4
Additional paid-in capital	4,822
Notes receivable from stock sales	(123)
Retained earnings	8,424

Total stockholders’ equity attributable to AVID Medical, Inc.	13,132
Noncontrolling interest	1,973

Total stockholders’ equity	15,105
Commitments and contingencies
Total liabilities and stockholders’ equity	$43,316

See accompanying notes to financial statements.

AVID MEDICAL, INC.

Consolidated Statement of Operations (Unaudited)

(In thousands)

Three Months Ended June 30, 2010
Net sales	$34,395
Cost of goods sold	26,201
Depreciation of machinery and equipment	203

Gross profit	7,991

Selling, general, and administrative expenses	5,911
Depreciation and amortization	313

Operating profit	1,767

Interest expense, net	107

Income before taxes	1,660

Income taxes	523

Net income	1,137

Less: Net income attributable to noncontrolling interest	187

Net income attributable to AVID Medical, Inc.	$950

See accompanying notes to financial statements.

AVID MEDICAL, INC.

Consolidated Statement of Changes in Stockholders’ Equity (Unaudited)

(In thousands)

	Preferred stock	Common stock	Additional paid-in capital	Notes receivable from stock sales	Retained earnings	Nonconrolling Interest	Total stockholders’ equity
Balance at March 31, 2010	5	4	4,818	(123)	7,653	1,878	14,235
Exercise of stock options	—	—	4	—	—	—	4
Dividends paid	—	—	—	—	(179)	(92)	(271)
Net income	—	—	—	—	950	187	1,137

Balance at June 30, 2010	5	4	4,822	(123)	8,424	1,973	15,105

See accompanying notes to financial statements.

AVID MEDICAL, INC.

Consolidated Statement of Cash Flows (Unaudited)

(In thousands)

Three Months Ended June 30, 2010
Cash flows from operating activities:
Net income	$1,137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	516
Increase in allowance for doubtful accounts	85
Deferred taxes	243
Changes in assets and liabilities increasing (decreasing) cash provided by operating activities:
Accounts receivable	1,292
Inventories	(22)
Receivables from related parties	40
Other current assets	(185)
Other assets	61
Accounts payable and accrued expenses	454

Net cash provided by operating activities	3,621

Cash flows from investing activities:
Purchases of property and equipment	(839)

Net cash used in investing activities	(839)

Cash flows from financing activities:
Principal payments on long-term debt	(2,497)
Proceeds from stock issuances	4
Dividends paid	(271)

Net cash used in financing activities	(2,764)

Net increase in cash	18
Cash at beginning of period	90

Cash at end of period	$108

Supplemental disclosures of cash flow information:
Cash paid for interest	$367
Cash paid for income taxes	$732

See accompanying notes to financial statements.

AVID MEDICAL, INC.

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2010

(In thousands, except share and per share amounts)

(1)	Summary of Significant Accounting Policies and Practices

(a)	Description of Business

AVID Medical, Inc. (“AVID”) is a Delaware corporation and was incorporated on January 29, 1997 for the purpose of designing, manufacturing, assembling, and marketing sterile medical devices, customized procedure trays, small procedure kits, and non-sterile subassemblies for use in diagnostic and therapeutic procedures. AVID’s customers consist mainly of hospitals, health systems, and freestanding surgical centers. AVID’s headquarters are located in Toano, Virginia.

(b)	Basis of Presentation

These consolidated financial statements include the accounts of AVID and AVID Realty, LLC (collectively, the Company), and all significant intercompany balances and transactions, primarily consisting of an intercompany lease arrangement, have been eliminated in the consolidation.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by US GAAP for complete financial statements of the Company. In the opinion of management, these financial statements reflect all adjustments of a normal recurring nature necessary for the fair presentation of the Company’s financial position, results of operations and cash flows for the interim periods presented in conformity with US GAAP. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended March 31, 2010. Interim results are not necessarily indicative of the results that may be expected for a full year or any other interim period.

(c)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in those financial statements as well as the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These judgments can be subjective and complex, and consequently, actual results could differ from those estimated. Significant estimates made by the Company include the allowance for doubtful accounts, inventory valuation, income taxes, valuation of long-lived assets and accrued sales incentives. Actual results could differ from those estimates and such differences could be material.

(d)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

(e)	Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the “FASB Codification”), which is effective for the Company July 1, 2009. The FASB Codification does not alter current US GAAP, but rather integrates existing accounting standards with other authoritative guidance. Under the FASB Codification there is a single source of authoritative US GAAP for non-governmental entities and this has superseded all other previously issued non-SEC accounting and reporting guidance. The adoption of the FASB Codification did not have a material impact on the Company’s consolidated financial statements.

Effective April 1, 2009, the Company adopted a new accounting standard included in Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures , which delayed the effective date for disclosing all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value on a recurring basis (at least annually). This standard did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB extended the fair value disclosures currently required on an annual basis for financial instruments to interim reporting periods. These disclosures include the methods and significant assumptions used to estimate the fair value of financial instruments on an interim basis as well as changes of the methods and significant assumptions from prior periods. We adopted the new disclosure requirements effective as of June 30, 2010 and included the required additional interim disclosures in these financial statements.

In April 2009, the FASB issued new guidance for determining when a transaction is not orderly and for estimating fair value when there has been a significant decrease in the volume and level of activity for an asset or liability. The new guidance, which is now part of ASC 820, requires disclosure of the inputs and valuation techniques used, as well as any changes in valuation techniques and inputs used during the period, to measure fair value in interim and annual periods. In addition, the presentation of the fair value hierarchy is required to be presented by major security type as described in ASC 320, Investments — Debt and Equity Securities. The provisions of the new standard were effective for interim periods ending after June 15, 2009, which for us was June 30, 2009. The adoption of the new standard as it relates to inactive markets did not have a material effect on the Company’s consolidated financial statements.

Effective April 1, 2009, the Company adopted a new accounting standard included in ASC 805, Business Combinations. The new standard applies to all transactions or other events in which an entity obtains control of one or more businesses. Additionally, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement date for all assets acquired and liabilities assumed; and requires the acquirer to disclose additional information needed to evaluate and understand the nature and financial effect of the business combination. The Company’s adoption of the new accounting standard did not have a material effect on the Company’s consolidated financial statements or results of operations, as the Company did not complete any business combinations during the three months ended June 30, 2010. The adoption of this standard will have an impact on the Company’s accounting and disclosure practices for any future business combinations.

Effective April 1, 2009, the Company adopted a new accounting standard included in ASC 810, Consolidations. The new accounting standard establishes accounting and reporting standards for the non-controlling interest (or minority interests) in a subsidiary and for the deconsolidation of a subsidiary by requiring all non-controlling interests in subsidiaries be reported in the same way, as equity in the consolidated financial statements. As such, this guidance has eliminated the diversity in accounting for transactions between an entity and non-controlling interests by requiring they be treated as equity transactions. In accordance with ASC 810, AVID is required to consolidate any variable interest entities (“VIEs”) for which it is the primary beneficiary, as defined. AVID Realty, LLC, a separate entity that is owned 51% by AVID’s Chief Executive Officer, and 49% by another investor, is a VIE that owns the land and building that is leased by AVID under a capital lease arrangement. For accounting purposes, AVID is the primary beneficiary of AVID Realty, LLC and therefore must consolidate the entity. AVID has no ownership interest in AVID Realty, LLC, and has no legal right to obtain future ownership interests upon the death of the chief executive officer or for any other reason. In addition, the general creditors of both AVID and AVID Realty, LLC, have no recourse to the assets of the other entity.

(2)	Agreement and Plan of Merger with Medical Action Industries Inc.

On August 27, 2010 (the “Effective Date”), Medical Action Industries Inc., a Delaware corporation (“Medical Action”) and MA Acquisition Inc., a wholly-owned subsidiary of Medical Action, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AVID, pursuant to which Medical Action has agreed to acquire AVID through a merger between MA Acquisition Inc. and AVID, with AVID surviving the merger as a wholly owned subsidiary of Medical Action (the “Merger”).

Pursuant to the Merger, the stockholders of AVID (including stockholders resulting from the exchange of options and the conversion of preferred stock) received $62,500 (the “Merger Consideration”) for all the issued and outstanding common stock of AVID, subject to certain adjustments, including for the payment certain transaction costs and for any outstanding indebtedness of AVID. Medical Action financed the Merger Consideration paid to the AVID stockholders through its Amended and Restated Credit Agreement dated as of August 27, 2010. Medical Action deposited $6,000 of the Merger Consideration into an indemnity escrow fund, which fund will be available for 12 months following the acquisition for indemnification obligations pursuant to the Merger Agreement. AVID has made customary representations and warranties, which generally survive for a period of 12 months after the date of the Merger Agreement. The Merger was approved by the Board of Directors of Medical Action as well as the Board of Directors and requisite stockholders of AVID.

(3)	Inventories

The major classes of inventories at June 30, 2010 are as follows:

Finished goods	$1,974
Work in process	3,377
Raw materials	4,461

$9,812

(4)	Long-Term Debt

Long-term debt at June 30, 2010 consists of the following:

LIBOR plus 1.25% (1.50% at June 30, 2010) note payable due in 240 monthly installments of $94 including interest; secured by building and land; requires AVID to meet certain financial covenants related to debt service coverage	$12,171
LIBOR plus 1.00% (1.25% at June 30, 2010) revolving line of credit up to $8,500 with note due in full on July 31, 2010; monthly interest payments; secured by inventory and accounts receivable; requires the Company to meet certain financial covenants related to debt service coverage	1,796
LIBOR plus 1.75% (2.00% at June 30, 2010) term loan note due in full on December 1, 2011; monthly principal payments of $27 plus accrued interest; secured by inventory and accounts receivable; requires the Company to meet certain financial covenants related to debt service coverage	487
3.61% secured note payable in monthly installments of $10 including interest, with final principal payment due in December 2013; secured by equipment	383
5.13% secured note payable in monthly installments of $7 including interest, with final principal payment due in May 2013; secured by equipment	216
4.06% secured note payable in monthly installments of $5 including interest, with final principal payment due in December 2013; secured by equipment	196
5.81% secured note payable in monthly installments of $11, including interest, with final principal payment due in December 2010; secured by equipment	52

Total debt	15,301

Less current installments	2,646

Long-term debt, excluding current installments	$12,655

(5)	Income Taxes

As of June 30, 2010, AVID has determined, based on projected taxable income, historical results and projected reversals of deferred tax liabilities, that it is more likely than not that the deferred tax assets will be realized. Therefore, no valuation allowance has been recorded. Income taxes payable as of June 30, 2010 of $872 are included as a reduction to other current assets on the accompanying consolidated balance sheet.

The Company adopted the provisions of FASB ASC Subtopic 740-10 as it relates to accounting for uncertainty in income taxes on April 1, 2009. As of March 31, 2010, the Company has concluded that it has no uncertain tax positions for which a financial statement benefit should not be recognized. The Company anticipates no significant change in its accounting for uncertain income tax positions during the next 12 months. With few exceptions, the Company’s tax years ended March 31, 2007 and later remain subject to examination by federal and various state taxing authorities.

(6)	Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash

The carrying amount approximates fair value because of the short maturity of those instruments.

Accounts Receivable

The carrying amount of trade receivables reflects net recovery value and approximates fair value because of their short outstanding terms.

Accounts Payable and Accrued Expenses

The carrying amount of trade payables and accrued expenses approximates fair value because of their short outstanding terms.

Current Portion of Long-Term Debt

The carrying value of our current portion of long-term debt equals fair market value because the interest rate reflects current market rates.

Long-Term Debt

The fair value of our long-term debt is estimated based on quoted market prices or current rates offered to us for debt of the same remaining maturities.

Interest Rate Swap

The Company entered into an interest rate swap agreement, which commenced December 31, 2008 and extends through December 31, 2015, in order to manage its exposure to interest rate movements by effectively converting a portion of its long-term debt from variable to fixed rates. The interest rate swap has a notional amount of $12,560 with fixed interest rate payments at a per annum rate of 5.13% and variable rate payments based on the one-month U.S. Dollar LIBOR.

On June 30, 2010, the fair value of the interest rate swap was a liability of $1,448. The Company did not designate the swap agreement as a cash flow hedge for accounting purposes and, therefore, records the changes in fair value of the swap agreement as increases and decreases to interest expense.

The estimated fair values of our financial instruments as of June 30, 2010 are as follows:

	Carrying Amount	Fair Value
Cash	$108	$108
Accounts receivable	9,701	9,701
Accounts payable and accrued expenses	11,222	11,222
Current portion of long-term debt	351	351
Long-term debt	14,950	14,950
Interest Rate Swap	1,448	1,448

(7)	Related Party Transactions

Receivables from related parties at June 30, 2010 consisted of receivables from executives and employees of $686.

AVID has entered into employment agreements with three of its officers, the chief executive officer, the chief operating officer, and the chief financial officer. Each contract renews annually on March 31, subject to certain termination rights. AVID also purchased life insurance in the amount of $500 for one of the key officers with 50% of the proceeds payable to benefit AVID.

(8)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through October 26, 2010, the date at which the financial statements were available to be issued, and determined there are no other items to disclose, except for the Agreement and Plan of Merger with Medical Action Industries Inc. discussed in Note 2.